Exhibit 10.22

CONSENT AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of April 30, 2018 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), Inhibrx, LP, a Delaware limited partnership, Inhibrx 101, LP, a Delaware limited partnership, Inhibrx 104, LP, a Delaware limited partnership, INBRX 105, LP, a Delaware limited partnership, INBRX 106, LP, a Delaware limited partnership, INBRX 107, LP, a Delaware limited partnership, INBRX 108, LP, a Delaware limited partnership, INBRX 109, LP, a Delaware limited partnership, INBRX 110, LP, a Delaware limited partnership, INBRX 111, LP, a Delaware limited partnership, and INBRX 112, LP, a Delaware limited partnership, each with an office located at with an office located at 11099 N. Torrey Pines Road, Suite 280, La Jolla, CA 92037 (individually and collectively, jointly and severally, “Borrower”) and Tenium Therapeutics, Inc., anticipated to be renamed Inhibrx, Inc., a Delaware corporation (“New Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders have entered into that certain Loan and Security Agreement, dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS; Borrower and New Borrower are entering into that certain Agreement and Plan of Merger (in the form attached hereto as Exhibit A, the “Merger Agreement”), dated April 30, 2018, pursuant to the terms of which, among other things, Borrower will merger into New Borrower, and all equity interests of Borrower outstanding immediately prior to the Effective Time (as defined in the Merger Agreement as in effect on the date hereof) shall be automatically converted solely into the right to receive a number of shares of the New Borrower’s capital stock in accordance with the terms set forth in the Merger Agreement;

WHEREAS, pursuant to the Loan Agreement the Borrower is required to obtain the prior consent of the Lenders and the Collateral Agent prior to consummating the Merger (as defined in the Merger Agreement as in effect on the date hereof);

WHEREAS, the Collateral Agent and Lenders have agreed to provide such consent, but only to the extent set forth herein, in accordance with the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties set forth herein;

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, New Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Consent.

a.

Subject to the terms and conditions hereof, and notwithstanding anything to the contrary contained in the Loan Agreement or any other Loan Document, the Collateral Agent and the Lenders hereby consent to (a) Borrower’s execution, delivery and performance of the Merger Agreement and without any material changes thereto unless such changes are consented to by the Collateral Agent and the Lenders; (b) consummation of the transactions contemplated by the Merger Agreement; and (c) the New Borrower becoming the “Borrower” and “Parent” under the Loan Agreement with effect from the Effective Time by the New Borrower entering into a joinder to the Loan Agreement on the Effective Date, in such form and substance as is acceptable to the Collateral

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Agent and Lenders in their sole discretion; provided, however, the consent set forth in this Section 2(a) are contingent upon the satisfaction of the conditions set forth in Section 4 hereof.

b.

The Collateral Agent and the Lenders do not consent to, and the Borrower shall not, alter, amend or waive any provision of the Merger Agreement to the extent that any such alteration, amendment or waiver will constitute, either by itself or together with other related alterations, amendments or waivers, a material change to the Merger Agreement.

c.

New Borrower hereby notifies Collateral Agent of its proposed name change from “Tenium Therapeutics, Inc.” to “Inhibrx, Inc.”, and Collateral Agent acknowledges receipt of such notice in satisfaction of the notice requirement set forth in Section 7.2 of the Loan Agreement.

d.

The consent set forth in this Section 2 is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

3.	Amendments.

a.	Section 6.11 of the Loan Agreement is hereby amended and restated as follows:

Creation/Acquisition of Subsidiaries. In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of such Subsidiary owned by Borrower. Notwithstanding anything to the contrary contained herein, INBRX 103, LLC, a Delaware limited liability company and a Subsidiary of Borrower, shall not be subject to the requirements of this Section 6.11.

b.	The address for the Borrower set forth in Section 10 is hereby amended and restated as follows:

TENIUM THERAPEUTICS, INC.

11099 N. Torrey Pines Road

Suite 280

La Jolla, CA 92037

Attn: Mark Lappe, CEO

c.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Borrower” is Tenium Therapeutics, Inc., anticipated to be renamed Inhibrx, Inc., a Delaware corporation (successor by merger with Inhibrx, LP, a Delaware limited partnership, Inhibrx 101, LP, a Delaware limited partnership, Inhibrx 104, LP, a Delaware limited partnership, INBRX 105, LP, a Delaware limited partnership, INBRX 106, LP, a Delaware limited partnership, INBRX 107, LP, a Delaware limited partnership, INBRX 108, LP, a Delaware limited partnership, INBRX 109, LP, a Delaware limited partnership, INBRX 110, LP, a Delaware limited partnership, INBRX 111, LP, a Delaware limited partnership and INBRX 112, LP, a Delaware limited

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partnership, each with an office located at 11099 N. Torrey Pines Road, Suite 280, La Jolla, CA 92037).

d.	Section 13.1 of the Loan Agreement is hereby further amended by amending and restating clause (h) of the definition of Permitted Investments as follows:

(h) Investments consisting of (i) ownership interests in Subsidiaries formed pursuant (and subject) to Section 6.11 and (ii) ownership interests in INBRX 103, LLC, a Delaware limited liability company;

e.	Exhibit A to the Loan Agreement is hereby amended and restated as set forth on Exhibit B hereto.

f.	Exhibit C to the Loan Agreement is hereby amended and restated as set forth on Exhibit C hereto.

g.	Exhibit D to the Loan Agreement is hereby amended and restated as set forth on Exhibit D hereto.

h.

The amendments set forth in this Section 3 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders, New Borrower or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

4.

Conditions Precedent. This Amendment is contingent upon, and shall be deemed effective as of the Closing (as defined in the Merger Agreement as in effect on the date hereof) upon the satisfaction of each of the following conditions:

a.	the Collateral Agent’s receipt of this Amendment duly executed by each of the Borrower, New Borrower, the Collateral Agent and each Lender;

b.	the Collateral Agent’s receipt of a copy of the Merger Agreement executed by the Borrower and New Borrower, and all documents and filings related thereto;

c.

the Collateral Agent’s receipt (i) of such certificates of resolutions or other action, incumbency certificates and/or other certificates of New Borrower as the Collateral Agent may reasonably require evidencing (A) the authority of New Borrower to enter a joinder agreement to join the Loan Agreement and the other Loan Documents to which New Borrower is a party or is to become a party and (B) the identity, authority and capacity of each officer of New Borrower authorized to act as on behalf of the New Borrower in connection with the Loan Agreement and the other Loan Documents to which New Borrower is a party or is to become a party, and (ii) copies of New Borrower’s organization documents and such other documents and certifications as the Collateral Agent may reasonably require to evidence that New Borrower is duly organized or formed, and that New Borrower is validly existing and in good standing in its jurisdiction of organization;

d.

Collateral Agent’s receipt of (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent;

e.

Collateral Agent’s receipt of evidence that no Liens exist on the assets of the New Borrower upon the consummation of the Merger other than Permitted Liens and such other Liens that each of the Collateral Agent and Lenders shall consent to in their sole discretion, and no Liens will be effected on the assets of the New Borrower as a consequence of the consummation of the Merger or the other transactions contemplated in the Merger Agreement, in each case, other than Liens that would comprise Permitted Liens under the Loan Agreement;

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f.	New Borrower shall become the Borrower under the Loan Agreement, no later than the Effective Time (as defined in the Merger Agreement);

g.	delivery by New Borrower of executed amended and restated Secured Promissory Notes to the Collateral Agent and the Lenders in the form attached hereto as Exhibit D.

h.	delivery by New Borrower of its Perfection Certificate to Collateral Agent;

i.

(i) the representations and warranties contained in the Loan Documents will be true, accurate and complete in all material respects as of the Effective Time (as defined in the Merger Agreement) (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (ii) no Event of Default shall have occurred and be continuing; and

j.

Collateral Agent and each Lender shall have completed prior to the Closing a credit analysis and due diligence of New Borrower and all of its subsidiaries that is satisfactory to Collateral Agent in its sole discretion and each Lender in its sole discretion.

5.	Covenants. New Borrower shall do all of the following:

a.

No later than seven (7) days after the Amendment Date, deliver to Collateral Agent evidence satisfactory to Collateral Agent that New Borrower is qualified and licensed to do business and is in good standing in its jurisdiction of incorporation;

b.

No later than fourteen (14) days after the Amendment Date, deliver to Collateral Agent evidence satisfactory to Collateral Agent that New Borrower is qualified and licensed to do business and is in good standing in California;

c.

No later than forty-five (45) days after the Amendment Date, deliver to Collateral Agent evidence satisfactory to Collateral Agent that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Collateral Agent required under the Loan Documents have been obtained and are in effect;

d.	No later than fourteen (14) days after the Amendment Date, deliver to Collateral Agent the Control Agreements required pursuant to Section 6.6 of the Loan Agreement; and

e.

No later than thirty (30) days after the Amendment Date, deliver to Collateral Agent stock certificates for shares of New Borrower’s Common Stock required to be delivered pursuant to the Merger Agreement issued in the name of Oxford and a certain Affiliate of Oxford, which stock certificates must be in such form and substance as are acceptable to Oxford; and

f.

No later than three (3) days after the Amendment Date, deliver to Collateral Agent (i) an executed and complete Form W-9 for New Borrower and (ii) executed original amended and restated Secured Promissory Notes, PDF copies of which New Borrower shall deliver on the Amendment Date pursuant to Section 4(g) above.

6.	Representations and Warranties. Borrower and New Borrower hereby, jointly and severally, represent and warrant to Collateral Agent and Lenders as follows:

a.

Immediately prior to and after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

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b.	Borrower and New Borrower have the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.

The organizational documents of Borrower and New Borrower delivered to Collateral Agent, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, if applicable, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.

The execution and delivery by Borrower and New Borrower of this Amendment and the performance by Borrower and New Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, do not and will not (i) contravene any material Requirement of Law applicable thereto, (ii) contravene any order, judgment or decree of any Governmental Authority binding on Borrower or New Borrower, (iii) contravene the organizational documents of Borrower or New Borrower, or (iv) constitute an event of default under any material agreement by which Borrower or New Borrower or any of their respective Subsidiaries, or their respective properties, is bound;

e.

The execution and delivery by Borrower and New Borrower of this Amendment and the performance by Borrower and New Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority binding on Borrower or New Borrower;

f.

This Amendment has been duly executed and delivered by Borrower and New Borrower and is the binding obligation of Borrower and New Borrower, enforceable against Borrower and New Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

g.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

7.

Release. In consideration of the agreements of the Collateral Agent and the Lenders set forth in this Amendment, Borrower and New Borrower hereby release and forever discharge the Collateral Agent and the Lenders and each of the Collateral Agent’s and the Lenders’ respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents, through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower or New Borrower may have or claim to have against any member of the Lender Group. As of the date hereof, Borrower and New Borrower, jointly and severally, represent, warrant, acknowledge and confirm that they have no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any member of the Lender Group arising from any action by such Persons, or failure of such Persons to act under or in connection with any of the Loan Documents.

8.

Without limiting the provisions of Section 2.5(d) of the Loan Agreement, Borrower and New Borrower hereby agree to promptly pay (without duplication) all unpaid Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s or New Borrower’s accounts.

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9.	Miscellaneous.

a.

Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. The Borrower, New Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

b.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

c.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Third Amendment to Loan and Security Agreement be executed as of the Amendment Date.

BORROWER:

INHIBRX, LP
INHIBRX 101, LP
INHIBRX 104, LP
INBRX 105, LP
INBRX 106, LP
INBRX 107, LP
INBRX 108, LP
INBRX 109, LP
INBRX 110, LP
INBRX 111, LP
INBRX 112, LP

By: EFFICACY CAPITAL, LLC, as General Partner

By:	/s/ Mark Lappe
Name: Mark Lappe
Title: CEO

NEW BORROWER:

TENIUM THERAPEUTICS, INC.

By:	/s/ Mark Lappe
Name: Mark Lappe
Title: CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

EXHIBIT A

Agreement and Plan of Merger

[see attached]

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on April 30, 2018, by and among Tenium Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Parent”), Inhibrx, LP, a limited partnership organized under the laws of the State of Delaware, Inhibrx 101, LP, a limited partnership organized under the laws of Delaware, Inhibrx 104, LP, a limited partnership organized under the laws of Delaware, INBRX 105, LP, a limited partnership organized under the laws of Delaware, INBRX 106, LP, a limited partnership organized under the laws of Delaware, INBRX 107, LP, a limited partnership organized under the laws of Delaware, INBRX 108, LP, a limited partnership organized under the laws of Delaware, INBRX 109, LP, a limited partnership organized under the laws of Delaware, INBRX 110, LP, a limited partnership organized under the laws of Delaware, INBRX 111, LP, a limited partnership organized under the laws of Delaware, INBRX 112, LP, a limited partnership organized under the laws of Delaware, and Inhibrx BioPharma, LLC, a limited liability company organized under the laws of the State of Delaware (each a “Target Party”, and collectively the “Target Parties”).

WHEREAS, each of the Target Parties desire to merge with and into Parent, with Parent as the surviving entity;

WHEREAS, the shareholders, members, partners, manager or board of managers and the board of directors, as applicable, of each of Parent and the Target Parties have approved and declared advisable this Agreement, the Merger (as defined herein) and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

WHEREAS, Parent and the Target Parties desire to make certain agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, Parent and the Target Parties hereby agree as follows:

1. THE MERGER

1.1. The Merger; Effective Time Subject to the terms and conditions of this Agreement, and in accordance with and pursuant to Section 252 of the Delaware General Corporation Law (the “DGCL”), Title 6, Section 18-209 of the Delaware Limited Liability Company Act and Title 6, Section 17-211 of the Delaware Limited Partnership Act, at the Effective Time (as defined below), each Target Party shall be merged with and into Parent (sometimes hereinafter referred to as the “Surviving Corporation”) and the Surviving Corporation shall be the surviving corporation when the merger becomes effective and shall continue to exist as the surviving corporation pursuant to the provisions of the DGCL (the “Merger”) and the separate existence of each Target Party shall cease. At the Closing (as defined below), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “Certificate of Merger”) in substantially the form attached hereto as Exhibit A (the date and the time of the acceptance of the filing or such later date and time as may be specified in the Certificate of Merger being the “Effective Time”).

1.2. Closing. The closing (the “Closing”) with respect to the transactions contemplated in Section 1.1 hereof shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 3580 Carmel Mountain Road, Suite 300, San Diego, CA 92130, on April 30, 2018, or at such other time and place as the parties may agree.

1.3. Certificate of Incorporation; Name Change. Unless otherwise determined by Parent and the Target Parties:

1.3.1.	at the Effective time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in substantially the form as set forth in the Certificate of Merger

(the “Certificate of Incorporation”) and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL; and

1.3.2.	the Certificate of Incorporation shall provide that Parent’s name shall be “Inhibrx, Inc.”

1.4. By-Laws. The present bylaws of Parent will be the bylaws of the Surviving Corporation and will continue in full force and effect until changes, altered, or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

1.5. Officers. The officers of the Parent at the effective Time shall be the officers of the Surviving Corporation.

1.6. Board of Directors. The board of directors of the Parent at the Effective Time shall be: Mark Lappe as chairman, Brendan Eckelman, Jon Faiz Kayyem, Margery Fischbein, Doug Forsyth and Judith Li.

1.7. Parent Stock. At the Effective Time, all shares of Common Stock, $0.0001 par value per share (the “Common Stock”) issued and outstanding immediately prior to the Effective Time of the Parent held by Mark Lappe will be cancelled and will be of no further force or effect and will no longer be outstanding.

1.8. Inhibrx, LP Class III Units. At the Effective Time, all Inhibrx, LP Class III Units issued and outstanding immediately prior to the Effective Time (the “Class III Units”) will be cancelled and will be of no further force or effect and will no longer be outstanding.

1.9. Inhibrx Shares and Property. At the Effective Time, automatically as a result of the Merger and without further action required by any party hereto, (i) each partnership or membership interest unit held by all partners and members other than LAV Summit Limited (“LAV”), as applicable, of each Target Party, other than the Class III Units, shall be converted into the number of shares of the class and series of the Surviving Corporation as set forth on Schedule A-1 hereto (the “Inhibrx Non-LAV Shares”), (ii) each partnership or membership interest unit held by LAV, as applicable, of each Target Party shall be converted into the number of shares of the class and series of the Surviving Corporation as set forth on Schedule A-2 hereto and (iii) all property interests held by each Target Party, including but not limited to all of the Intellectual Property Interests (as defined below) held, licensed, owned or under the control or the possession of or by or on behalf of each such Target Party, shall become the property of the Surviving Corporation free and clear of any encumbrances, liens or mortgages not in existence as evidenced by written documentation entered into prior to the sixty (60) day period from the Effective Time (the “Asset Transfer”). No fractional Inhibrx Shares shall be issued, and all fractions shall be rounded to the nearest whole Inhibrx Share. For purposes hereof, the term (1) “Intellectual Property Interests” means all rights, title and interests in and to all proprietary rights of every kind and nature however denominated, throughout the world, including: (a) Patents, Software, copyrights, mask work rights, confidential information, trade secrets, Know-How, data, database rights, and all other proprietary rights in Embodiments; (b) Marks; (c) rights of privacy and publicity and moral rights; (d) all rights to obtain, register, perfect and enforce these proprietary interests throughout the world, including all registrations, applications, recordings, licenses, common-law rights, statutory rights, and contractual rights; and (e) all actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto; (2) “Patents” means any and all national, regional and international (a) issued patents and pending patent applications (including provisional patent applications), (b) patent applications filed either from the foregoing or from an application claiming priority to the foregoing, including all provisional applications, converted provisionals, substitutions, continuations, continuations-in-part, divisions, renewals and continued prosecution applications, and all patents granted thereon, (c) patents-of-addition, revalidations, reissues, reexaminations and extensions or restorations (including any supplementary protection certificates and the like) by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, utility models, petty patents, innovation patents and design patents, (e) other forms of government-issued rights substantially similar to any of the foregoing, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing, and (f) United States and foreign counterparts of any of the foregoing; (3) “Software” means computer software and databases, including application programming interfaces (API), object code, source code, firmware and embedded versions thereof, data contained therein, and documentation related thereto; (4) “Know-How” means all inventions, discoveries, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, information (including scientific, technical or regulatory information), procedures, processes, protocols, methods, techniques, materials, technology, prototypes, results of experimentation or testing, analyses, laboratory, pre-clinical and clinical data, knowledge, trade secrets, skill and experience, or other know-how, in each case whether or not patentable or copyrightable or protectable as a trade secret, including any tangible embodiments of the foregoing; (5) “Embodiments” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data and databases (including pharmacological, medicinal chemistry, biological, genetic, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, chemistry and manufacturing controls data, pre-clinical and clinical study data, records, and results, and all copies of data and databases), patient test results, medical images, medical records, and genomics data, laboratory notes and notebooks, designs, drawings, specifications, customer and supplier lists, pricing and cost information, regulatory filings and Regulatory Approvals, business and marketing plans and proposals, graphics, illustrations, artwork, documentation, and manuals), proprietary biologic, genetic, and other material, compounds, and substances, laboratory samples, product samples, Software (including source code, object code, firmware, and documentation related thereto), Systems, integrated circuits and integrated circuit masks, electronic, electrical, and mechanical equipment, proprietary biological, chemical, or physical materials, and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing; (6) “Marks” means all distinctive identifiers, including trademarks, service marks, trade dress, logos, trade names, corporate names, and other indicia of ownership, domain names, mnemonic (“vanity”) telephone numbers, social media, blog, microblog, or messaging service names, handles, or accounts, or any other identifiers, whether registered or unregistered, together with all registrations, applications, translations, adaptations, derivations and combinations thereof, and the goodwill and activities associated therewith; and (7) “Regulatory Approvals” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including NDAs, MAAs, or approvals of BLAs, any supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any Regulatory Authority, necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction.

1.10.

Tax Treatment. Parent and each Target Party hereby acknowledge and agree that the conveyance of the Inhibrx Shares for partnership or membership interests or assets, as applicable, in each Target Party is intended to qualify as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended, and for tax purposes is deemed to be followed by the termination and liquidation of the Target Parties, and the distribution of the Inhibrx Shares to the respective members and partners in proportion to their partnership and/or membership interests.

1.11.	[Reserved.]

1.12. Representations and Warranties of the Target Parties.

1.12.1.

Each Target Party has been duly organized, and is validly existing and in good standing (in the jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted and as currently proposed by its management to be conducted, except where the failure to be in good standing, have such power or authority or possess such governmental licenses, permits, authorizations or approvals, individually or in the aggregate, has not been and would not reasonably be expected to be material to such Target Party. Each Target Party is duly qualified or licensed to do business and is in good standing (in jurisdictions that recognize the concept of good standing) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate has not been and would not reasonably be expected to be material to such Target Party. Each Target Party is not in violation of any of the provisions of its constitutional and/or organizational documents. Each Target Party has transferred to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of equity-holders of such Target Party, the Boards of Directors or Managers of such Target Party, in each case held since the inception of each such Target Party.

1.12.2.

Each Target Party has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Target Party and the consummation by such Target Party of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Target Party and no other corporate proceedings on the part of such Target Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Target Party and constitutes a legal, valid and binding obligation of such Target Party, enforceable against such Target Party in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Managers, Manager or General Partner of each Target Party, as applicable, at a meeting duly called and held at which all such persons were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the equity-holders of the Target Party that such Target Party enter into this Agreement and consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the terms of the Merger are fair to the Target Party and its equity-holders, (iv) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote of the equity-holders of the Target Party and (v) recommending that the equity-holders of the Target Party adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

1.12.3.

The execution and delivery of this Agreement by each Target Party does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by such Target Party with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien (as defined below) in or upon any of the properties or other assets of such Target Party under, (i) any organizational documents of the Target Party, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, distribution agreement or other legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a “Contract”) to which such Target Party is a party or any of their respective properties or other assets is subject or (iii) subject to obtaining receipt of the equity-holder approvals, any (A) statute, law, ordinance, rule or regulation applicable to such Target Party or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to each Target Party.

1.12.4.

Each Target Party exclusively owns, or has a valid license to, all Intellectual Property Interests of such Target Party, in each case free and clear of all Liens (as defined below). Each Target Party exclusively owns, or has a valid license to use, all Intellectual Property Interests necessary for the operation of the business of such Target Party as presently conducted, and each such Intellectual Property Interest will, immediately subsequent to the Effective Time, be owned or licensed for use by the Parent on the same terms with which such Target Party, immediately prior to the Effective Time, own or have the license to use such item. For purposes hereof, the term “Lien” means pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

1.12.5.

No Target Party has infringed, diluted, misappropriated or otherwise violated or is infringing, diluting, misappropriating or otherwise violating (including with respect to the development, manufacture, distribution, advertising, use or sale by such Target Party of its products or services

(whether or not such products are licensed to such Target Party) or of its Intellectual Property Interests) the rights of any person with regard to any Intellectual Property Interests.

1.12.6.

The execution and delivery of this Agreement by each Target Party does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon, any Intellectual Property Interest that is material to the conduct of the business of such Target Party, as presently conducted.

1.13. Covenants.

1.13.1.

In connection with the Merger, each member or partner receiving common stock, $0.0001 par value, of Parent shall execute and deliver a Right of First Refusal and Co-Sale Agreement (the “Right of First Refusal Agreement”) in substantially the form attached hereto as Exhibit B and certain members or partners shall execute and deliver an Investors’ Rights Agreement in substantially the form attached hereto as Exhibit C (the “Rights Agreement”) as a Key Holder. Each member or partner receiving Series Mezzanine Preferred Stock shall execute and deliver the Right of First Refusal Agreement and Rights Agreement as an Investor.

1.13.2.

In the event that Parent intends to sell additional shares of Series Mezzanine Preferred Stock after the Effective Time (the “Subject Shares”) at a price per share that is less than the liquidation preference of the shares of Series Mezzanine Preferred Stock set forth in the Certificate of Incorporation as of the date hereof (the “Charter”), then prior to any such sale of Subject Shares, Parent shall obtain the written approval of the Requisite Holders (as defined in the Charter) and upon receipt of such approval, Parent shall, concurrently with the issuance of the Subject Shares, issue to each member, partner or manager receiving Series Mezzanine Preferred Stock pursuant to this Agreement an additional number of shares of Series Mezzanine Preferred Stock for no additional consideration such that the aggregate liquidation preference of all shares of Series Mezzanine Preferred Stock issued to such member, partner or manager following such issuance equals the aggregate liquidation preference of all shares of Series Mezzanine Preferred Stock issued as of the date of and pursuant to this Agreement to such member, partner or manager.

2.	MISCELLANEOUS

2.1. Amendment. This Agreement may not be amended except by written instrument executed on behalf of each of the parties hereto.

2.2. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

2.3. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail, if to the Parent:

11099 N. Torrey Pines Road, Ste. 280

La Jolla, CA 92037

Attention: Mark Lappe, CEO

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Attention: Jeremy Glaser, Esq.

Facsimile: (858) 314-1501

or at such other address as Parent or any Target Party each may specify by written notice to the other parties hereto, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

2.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

2.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

2.6. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of California and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

2.7. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

2.8. Entire Agreement. This Agreement (together with the documents and instruments delivered by the parties in connection with this Agreement) contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

2.9. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

TENIUM THERAPEUTICS, INC.	INBRX 106, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe, Chief Executive Officer
and Secretary

Mark Lappe
Managing Member
INHIBRX, LP
By: Efficacy Capital, LLC, its general partner
INBRX 107, LP By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member
Mark Lappe
Managing Member
INHIBRX BIOPHARMA, LLC
INBRX 108, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe, Manager

INHIBRX 101, LP	Mark Lappe
By: Efficacy Capital, LLC, its general partner	Managing Member

Mark Lappe
Managing Member

INHIBRX 104, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member

INBRX 105, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member

INBRX 109, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member

INBRX 110, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member

INBRX 111, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member

INBRX 112, LP
By: Efficacy Capital, LLC, its general partner

Mark Lappe
Managing Member

EXHIBIT B

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; Equipment or personal property subject to a Lien described in clause (c) of the definition of “Permitted Liens” if the granting of a Lien in such Equipment or personal property is prohibited by or would constitute a default under the agreement governing such Equipment or personal property (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Article 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such Equipment or personal property, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral; (iii) the capital stock of INBRX 103, LLC and (iv) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

EXHIBIT C

Compliance Certificate

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:	TENIUM THERAPEUTICS, INC., anticipated to be renamed INHIBRX, Inc., a Delaware corporation

The undersigned authorized officer (“Officer”) of TENIUM THERAPEUTICS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of (x) unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements and (y) monthly financial statements, subject to Section 5.4 of the Loan Agreement.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

Reporting Covenant		Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 30 days following FYE), and when revised		Yes	No	N/A

4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A

7)	IP Report	When required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)		Yes	No	Yes	No

2)		Yes	No	Yes	No

3)		Yes	No	Yes	No

4)		Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

4)

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries (in each case, other than in connection with the Merger Agreement)? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

TENIUM THERAPEUTICS, INC. (anticipated to be renamed INHIBRX, Inc.)

By:
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

EXHIBIT D

Form of Secured Promissory Note

[see attached]

AMENDED AND RESTATED SECURED PROMISSORY NOTE

(Term [A][B][C][D] Loan)

$	Dated: [DATE]

FOR VALUE RECEIVED, the undersigned, TENIUM THERAPEUTICS, INC., anticipated to be renamed INHIBRX, Inc., a Delaware corporation with an office located at 11099 N. Torrey Pines Road, Suite 280, La Jolla, CA 92037 (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [                ] MILLION DOLLARS ($                    ) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C][D]Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C][D] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated March 31, 2015 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized terms not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C][D]Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Amended and Restated Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C][D] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C][D] Loan, interest on the Term [A][B][C][D] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable and documented attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

This Note amends and restates in its entirety that certain Secured Promissory Note issued under the Loan Agreement with respect to the Term [A][B][C][D] Loan, on [            ], in the original principal amount of [                ].

[Balance of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

TENIUM THERAPEUTICS, INC.

By:
Name:
Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By